MANAGEMENT AGREEMENT

         THIS AGREEMENT made as of the 15th day of September 1998, between Eastcoast Venture Capital, Inc., a Delaware corporation, maintaining its principal office at 313 West 53rd Street, New York, New York 10019 (hereinafter referred to as the "Corporation"), and Veritas Financial Corp., a New York corporation, maintaining its principal office at 313 West 53rd Street, New York, New York 10019 (hereinafter referred to as the "Manager").

         WHEREAS, the Corporation is presently licensed by the United States Small Business Administration (hereinafter referred to as the "SBA") to operate as a Small Business Investment Company (hereinafter referred to as an "SBIC") and intends to elect registration as a regulated investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and intends to be regulated as a Business Development Company under the 1940 Act; and

         WHEREAS, the regulations of the SBA require active management of the SBIC to carry out the purposes for which it is licensed; and

         WHEREAS, the Manager through its officers and employees has special knowledge and expertise in the commercial finance business and the conducting of the operations of an SBIC; and

         WHEREAS, the Corporation desires that the Manager act as its "Investment Adviser" as that term is used in applicable SBA Regulations and the Manager is desirous of acting as said Investment Adviser on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained which the parties hereto hereby acknowledge is a good and valuable consideration, the parties hereto hereby agrees as follows:

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         1.    APPOINTMENT AND TERM

         1.1. APPOINTMENT. The Corporation hereby appoints the Manager and the Manager hereby accepts the appointment, on the terms and conditions hereinafter provided, as exclusive managing agent of the Corporation and as its Investment Adviser as that term is contemplated in the SBA regulations and the Small Business Investment Act of 1958, as amended (hereinafter referred to as the "Act").

         1.2. TERM. Subject to the prior approval of the SBA, the term of this Agreement shall commence as of the effective of the Corporation's initial public offering of securities (the "Commencement Date") and shall continue until the end of the twelve month period following the Commencement Date. This Agreement may be renewed, following notice to the SBA, for a new term of twelve months provided, however, that such renewal shall have been approved by a majority vote of the disinterested directors of the Corporation. This Agreement may be cancelled by either party at any time, without penalty, upon giving 60 days notice in writing by certified mail, return receipt requested.

         1.3 AUTHORITY. The Manager hereby acknowledges that the purposes of the Corporation is the operation and management of an SBIC (and as a regulated investment company under the 1940 Act) dedicated to the principle of making investments solely in Small Businesses (as that term is defined in the applicable SBA regulations) which will contribute to a well-balanced national economy by facilitating ownership in such businesses by persons whose participation in the free enterprise system is hampered because of social or economic disadvantage and consistent therewith to provide such small concerns with financial and managerial assistance. In carrying out the terms of this Agreement, and notwithstanding the authority given to the Manager in this Agreement, the Manager agrees to confer fully and freely with the board of directors of the Corporation in the performance of its duties as herein set forth and to attend stockholders' meetings or directors' meeting at reasonable times requested by the board of directors or stockholders of the Corporation.

         2.    DUTIES OF MANAGER

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         2.1   The Manager, subject to the general policy direction and the control of the Corporation's board of directors, shall render and perform duties as follows:

         2.2. PERSONNEL AND EMPLOYEES. The Manager shall investigate, hire, pay, supervise and discharge in its own name all personnel necessary to be employed in order to properly maintain and operate the Corporation as a duly licensed SBIC and a regulated investment company. The Manager and all employees thereof who handle or are responsible for the handling of the Corporation's funds or the Manager's funds, may be bonded in an amount acceptable to the Corporation, as may be determined by the board of directors of the Corporation, from time to time, or as otherwise may be required by the 1940 Act and/or SBA regulations. The cost of such bond shall be at the expense of the Corporation. It is expressly understood and agreed by the parties hereto that all employees retained by the Manager pursuant to the terms of this Agreement, shall, in every instance, be in the Manager's and not the Corporation's employees, and that the Corporation shall in no way be liable to such employees for their wages or other benefits and the Corporation shall not be liable for any act or omission on the part of such employees. The Manager shall have and maintain qualified personnel in charge of the Corporation's operations who shall be available at the Manager's office which shall be open to the public during reasonable business hours.

         2.3 OFFICE OF MANAGER. The Manager shall obtain and maintain a reasonably accessible office, which will display the Corporation's license, the name of the licensee, and have a listed telephone number, in accordance with SBA regulations, the 1940 Act and the Act. Out of the fees to be paid to the Manager by the Corporation, the Manager shall pay all rental charges in connection with said office as well as all other pertinent office expenses.

         2.4. EQUIPMENT. The Manager shall have no obligation to provide or lease office furniture, office equipment, capital equipment, computer equipment, computer software, or other equipment or expenses that would customarily be capitalized and which would be used in connection with the business operations of the Corporation. The Corporation shall be obligated to obtain and to pay for all such equipment as the board of directors of

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the Corporation shall deem necessary to properly operate the business of the
Corporation.

         2.5 PREPARATION AND PRESERVATION OF CORPORATE RECORDS. The Manager shall be responsible to prepare all appropriate records, reports, financial records, minutes of meetings of stockholders, directors, executive committees, or other documents and supporting material relating to the Corporation's transactions and the Manager shall keep those records at the Manager's office. The Manager shall preserve the aforesaid business records on behalf of the Corporation for the periods specified and required by the SBA regulations, the 1940 Act and the Act. In addition thereto, the Manager shall be responsible to submit any and all reports that may be required from time to time in accordance with the SBA regulations or under the 1940 Act or Advisers Act.

         2.6. COLLECTION. The Manager shall assist in the collection of all loans receivable or other consideration due from Small Businesses for which the Corporation has provided financing and of all sums due from other parties in consequence of the authorized operations of the Corporation. The Corporation hereby authorizes the Manager to request, demand, collect and receive any and all loans or receivables which may at any time be or become due to the Corporation by way of legal process or otherwise which may be required for the collection of delinquent monthly installments and/or delinquent loans. As a standard practice, the Manager shall furnish the Corporation and the SBA, if entitled thereto, with an itemized list of delinquent accounts, if any, immediately following the last day of each month.

         2.7. COMPLIANCE WITH OFFICIAL ORDERS. The Manager shall take such action as may be necessary to comply properly with any and all orders or requirements affecting the Corporation as may be submitted by the SBA, by the Securities and Exchange Commission (the "SEC") or by any Federal, State, County or municipal authority having jurisdiction thereover. The Manager, however, shall not take any action under this Paragraph 2.6 as long as the Corporation is contesting, or has affirmed its intention to contest, any such order or requirement. The Manager shall promptly, and in no event later than 72 hours from the time

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of their receipt, notify the Corporation in writing, of all such orders and notices.

         2.8. LENDING POLICY OF CORPORATION. The Manager shall ascertain from the Corporation the investment policy of the Corporation as decided upon by the board of directors (and approved by the SBA) and shall insure that all loans that are made by the Corporation shall comply with such policy. The Manager shall review all loan applications and other requests for financing, perform due diligence (including determining eligibility under the SBA regulations) and shall make financing recommendations to the investment committee of the Corporation. All financing documents shall be approved by counsel to the Corporation and/or counsel to the Manager so as to insure that all such documents shall be prepared in compliance with the investment policy of the Corporation and shall comply with applicable SBA regulations. All such financing agreements shall be made in the name of the Corporation and all collections on account of said agreements shall be deposited directly to the Corporation's general bank account.

         2.9. RECEIPTS AND DISBURSEMENTS. All receipts of revenues of the Corporation from any source shall be deposited in the Corporation's general bank accounts, and all disbursements on behalf of the Corporation, including the payment of the Manager's fee and the funding of loans or investments by the Corporation, shall be made from the Corporation's general bank accounts. Any payments or disbursements to be made shall be signed by such officers or agents of the Corporation as will comply in all respects with applicable SBA regulations. On behalf of the Corporation, the Manager shall have authority to invest any liquid funds from time to time into monetary instruments bearing interest that will comply with applicable SBA regulations, the 1940 Act and the Act (and regulations promulgated thereunder), provided that the investment of said funds shall at all times be done in the name of the Corporation.

         The Manager shall maintain a separate bank account in its own name for the receipt of the Manager's fee and from said bank account the Manager shall make disbursements for all expenses required to be paid by it pursuant to this Agreement.

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         2.10. ACCOUNTING. The Manager shall prepare or cause to be prepared for execution and filing by the Corporation all tax returns, forms, reports and returns required by law in connection with any tax liabilities or reports due to the SBA or the SEC or required to be distributed to the shareholders of the Corporation pursuant to the 1940 Act or Act. The Manager shall also prepare, or cause to be prepared, any forms in connection with insurance, worker's compensation, if applicable, disability benefits, sales, franchise and other taxes now in effect or hereafter imposed and all requirements relating to the employment of its personnel. All of the foregoing shall be prepared by the Corporation's Certified Public Accountant at the Corporation's expense under the supervision of the Manager.

         The Manager shall select an independent Certified Public Accountant who shall be responsible to prepare certified financial reports in form and in manner satisfactory to comply with all SBA regulations, the 1940 Act, the Act and the regulations promulgated thereunder. Said reports shall be submitted from time to time to the appropriate parties including the SBA, the SEC, the Corporation and the shareholders of the Corporation. The Certified Public Accountant selected by the Manager shall be approved annually by the board of directors of the Corporation and by the stockholders, and if such approval is not given, the Manager shall thereafter select a Certified Public Accountant who is acceptable to the board of directors of the Corporation and the stockholders.

         2.11. RECORDS. In addition to the provisions herein-above set forth in Paragraph 2.5, the Manager shall also maintain and pay for a comprehensive system of office records, books and accounts for the Corporation in the manner provided in; and in compliance with, the by-laws, which records shall be subject to examination by the Corporation at reasonable hours on business days by appointment. As a standard practice, the Manager shall deliver to the board of directors of the Corporation at least quarterly, a statement of receipts and disbursements as of the end of the previous quarter. The foregoing shall be prepared by the Corporation's Certified Public Accountants at the Corporation's expense under the supervision of the Manager.

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         2.12. INTERNAL CONTROL. The Manager shall institute a system of internal controls that shall comply with the SBA regulations concerned therewith and with applicable provisions of the 1940 Act, the Act and the regulations promulgated thereunder.

         2.13. STANDARDS. It shall be the duty of the Manager at all times during the term of this Agreement to operate and maintain the Corporation according to the highest standards achievable consistent with good business practice and to operate the Corporation in the best interests of the shareholders of the Corporation and so as to comply with each and every one of the applicable SBA regulations and the terms of the 1940 Act, the Act and the regulations promulgated thereunder. The Manager shall perform such other acts or deeds as are reasonable, necessary and proper in the discharge of its duties under this Agreement.

         3.    MANAGER AS INDEPENDENT CONTRACTOR

         The Manager shall not be obligated to make any advance to or for the account of the Corporation or to pay any sum, except for the benefit of the Corporation, nor shall the Manager be obligated to incur any liability or obligation for the account of the Corporation without assurances that the necessary funds for the discharge thereof will be provided. The Manager shall not be deemed to be an employee of the Corporation but shall at all times be considered an independent contractor.

         4.    COMPENSATION OF MANAGER

         4.1. COMMENCEMENT OF MANAGER'S COMPENSATION. The compensation which the Manager shall be entitled to receive for all services performed under this Agreement shall commence as of the first day of the next month immediately following the Commencement Date. The Manager acknowledges and agrees that he shall have no authority to act on behalf of the Corporation hereunder as the Investment Adviser of the Corporation until the Corporation shall have received the approval of the SBA and the Corporation's registration under the 1940 Act is effective.

         4.2. COMPENSATION OF MANAGER. The Corporation agrees to pay Manager, for its services to be rendered hereunder, an annual management fee of Three Hundred Thousand ($300,000) dollars. The management fee shall be paid in equal payments of $25,000 per month.

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         5.    GENERAL PROVISIONS

         5.1   LIABILITY OF THE MANAGER; INDEMNIFICATION.

               (a) STANDARD OF CARE. (i) Neither the Manager nor any shareholder, director, officer or employee thereof shall be liable to the Corporation for any action taken or omitted to be taken by it or other person in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         (ii) The Manager, its stockholders, directors, officers and employees thereof may consult with reputable legal counsel selected by them and shall be fully protected, and shall incur no liability to the Corporation in acting or refraining to act in good faith in reliance upon the opinion of advice of such counsel.

               (b) INDEMNIFICATION. (i) The Corporation shall indemnify and hold harmless, but only to the extent of assets under management, the Manager and any shareholder, director, officer or employee thereof from any and all reasonable costs, expenses, damages, claims, liabilities, fines and judgments (including the reasonable cost of the defense of any claim or action and any sums which may be paid with the consent of the Corporation in settlement thereof) which may be incurred by or asserted against such person or entity, by reason of any action taken or omitted to be taken on behalf of the Corporation and in furtherance of its interests.

         (ii) No person shall be entitled to claim any indemnity or reimbursement under Paragraph 5(b)(i) in respect of any cost, expense, damage, liability, claim, fine, judgment (including any cost of the defense of any claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) that may be incurred by such person which results from the failure of such person to act in accordance with the provisions of this Agreement and the applicable standard of care set forth in Paragraph 5(a). The termination of any action, suit or proceeding by judgment, order,

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


settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, preclude a determination that such person acted in accordance with the applicable standard of care set forth in Paragraph 5(a).

         (iii) To the extent that a person claiming indemnification under Paragraph 5(b)(i) has been successful on the merits in defense of any action, suit or proceeding referred to in Paragraph 5(b)(i) or in defense of any claim, issue or matter therein, such person shall be indemnified with respect to such matter as provided in such Paragraph. Except as provided in the foregoing sentence and as provided in Paragraph 5(b)(vi) with respect to advance payments, any indemnification under this Paragraph 5(b) shall be paid only upon determination that the person to be indemnified has met the applicable standard of conduct set forth in Paragraph 5(a)(i).

         (iv) A determination that a person to be indemnified under this Paragraph 5 has met the applicable standard set forth in Paragraph 5(a)(i) shall be made by (A) a committee of the Corporation whose members are not affiliated with the Manager or (B) at the election of the Corporation, independent legal counsel selected by the Corporation's board of directors with respect to indemnification of any person indemnified under Paragraph 5(a) in a written opinion.

         (v) In making any such determination with respect to indemnification under Paragraph 5(b)(iv), a committee of the Corporation whose members are not affiliated with the Manager or independent legal counsel, as the case may be, shall be authorized to make such determination on the basis of its evaluation of the records of the Corporation or the Manager and of the statements of the party seeking indemnification with respect to the matter in question and shall not be required to perform any independent investigation in connection with any such determination. Any party making any such determination is authorized, however, in its sole discretion, to take such other actions (including engaging counsel) as it deems advisable in making such determination.

         (vi) Expenses incurred by any person in respect of any such costs, expenses, damages, claims, liabilities, fines, and

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judgments (including any cost of defense of any claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) may be paid by the Corporation in advance of the final disposition of any such claim or action upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined as provided in Paragraph 5(b)(iii) or (iv) that such person is entitled to be indemnified by the Corporation as authorized in this Paragraph 5.

         (vii) The rights provided by this Paragraph 5 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each person eligible for indemnification hereunder.

         5.2. OBLIGATION. This Agreement shall inure to the benefit of and constitute a binding obligation upon the contracting parties, their respective successors and the Corporation's permitted assigns. The Agreement shall automatically terminate in the event of its assignment by the Manager. Notwithstanding the foregoing, in the event the Manager becomes insolvent, commits an act of bankruptcy, or insolvency, or proceedings are begun by or against it for relief from debts under any State or Federal bankruptcy or insolvency laws, or there occurs any voluntary act of bankruptcy, and a trustee in bankruptcy for the benefit of creditors is appointed, the Corporation may immediately cancel and terminate this Agreement on five (5) days written notice. Further, due to the personal nature of the services to be rendered hereunder, the Corporation may immediately cancel and terminate this Agreement on five (5) days written notice if Mr. Zindel Zelmanovitch shall resign as the President and Chief Executive Officer of Manager.

         5.3. EXPENSES. The Corporation is obligated to pay for all of its operating expenses with the exception solely of the following operating expenses of the Corporation which are payable by the Manager: salaries and applicable payroll taxes, rent, office administration expenses, telephone and other utilities. Among, but not necessarily all of, the operating expenses which the Corporation is required to pay for, are its own taxes, debt service, legal and accounting fees incurred in complying with applicable SBA or securities regulations, legal fees and other

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

costs attendant to initiating and preserving the Corporation's loan and investment portfolio (e.g., fees arising out of "due diligence" or "collection" activities or attendant to loan closings), fees incurred for regular audits of the Corporation by its certified public accountants, audit fees incurred in any audit required by applicable SBA or securities regulations, directors' fees, filing fees, mailing costs and printing costs incurred in connection with reports, proxy statements or other communications disseminated to shareholders or filed with governmental authorities, fees of stock transfer or dividend disbursement agents, insurance premiums including fidelity insurance premiums required by applicable securities regulations, costs and expenses incurred in raising additional capital for the Corporation (from other than the SBA) or monies expended to purchase or lease any furnishings, office equipment, computers, computer programs or other types of capital equipment to be used in the operation of the Corporation.

         5.4. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the contracting parties, and no variance or modification thereof shall be valid and enforceable, except by supplemental agreement in writing, executed and approved in compliance with applicable SBA regulations and the 1940 Act.

         5.5.  CONFLICT OF INTEREST.

         (a) MANAGEMENT SERVICES TO OTHER SBIC'S; OTHER CLIENTS. The Corporation acknowledges that the Manager may offer, and intends to perform services of the type to be performed hereunder for various clients, including other SBICs. Some of these clients may have investment objectives similar to, or identical with, those of the Corporation. Upon written notice to the Corporation, Manager may enter into any such contract provided that Manager's service shall not violate any applicable SBA regulations, or any provision of the 1940 Act or Advisers Act (or regulations promulgated thereunder) or otherwise impair the performance of its obligations to the Corporation hereunder. Further, the Corporation acknowledges and it is understood that the Manager may give advice to any of its other clients which may differ in its timing or nature from advice given to the Corporation and may recommend an investment to one of if its

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clients even though it has not recommended the investment to one or more other clients with assets available for investment.

         (b) OFFICERS, DIRECTORS AND LEGAL COUNSEL TO THE CORPORATION AND MANAGER. The Corporation and the Manager acknowledge that the Officers and directors of the Corporation and Manager may overlap in that certain officers and directors of the Corporation may also serve as officers and/or directors of the Manager. The aforesaid relationship shall not constitute any conflict of interest provided that the officer and directors of the Manager who serve in such dual capacity shall at all times be responsible to the Corporation for the standards of conduct concerning fiduciary duties and responsibilities that would otherwise be applicable to them in their respective capacities as an officer and/or director of the Corporation.

         5.6. NOTICE. Any written notice to any of the parties to this Agreement required or permitted hereunder shall be deemed to have been duly given and received (a) on the date of service, if served personally or sent by telex or facsimile transmission to the party to who such notice is to be given, or (b) on the fourth day after mailing, if mailed to such party by registered or certified mail, postage prepaid, and addressed to such party at the address set forth below, or (c) on the next day if sent by a nationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt.

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         If to the Corporation, send it to:
           50 East 42nd Street, Suite 1301
           New York, NY 10001
           Attn:  Zendel Zelmanovitch

         If to the Manager, send it to:
           50 East 42nd Street, Suite 1301
           New York, NY 10001
           Attn:  Jeanette Berney

         5.7. If any provision of this Agreement or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other parties or circumstances, shall not be affected thereby, and to this end, the provisions hereof are declared severable.

         5.8. This Agreement may be executed in one or more counterparts, but all such counterparts shall constitute one and the same agreement.

         5.9. The laws of the State of New York shall govern the construction, interpretation and effect of this Agreement.


               IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.


                                                East Coast Venture Capital
                                                By:
                                                    ----------------------


                                                Veritas Financial Corp.
                                                By:
                                                    ----------------------

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